Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Amendment No. 1 to Registration Statement on Form S-3 (File No. 333-105883) of our report dated February 26, 2003 relating to the financial statements of Ceradyne, Inc., which appears in such Registration Statement. We also consent to the reference to us under the headings “Experts” and “Selected Consolidated Financial Data” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Orange County, California

June 24, 2003